Exhibit 10.1

STRICTLY CONFIDENTIAL

ATOUR LIFESTYLE HOLDINGS LIMITED

(incorporated in the Cayman Islands with limited liability)

PUBLIC COMPANY SHARE INCENTIVE PLAN

Adopted by ATOUR LIFESTYLE HOLDINGS LIMITED on March 31, 2021

Section 1.  Purpose.

The purpose of this Atour Lifestyle Holdings Limited Share Incentive Plan (as amended and restated from time to time, the “Plan”) is to enhance the ability of Atour Lifestyle Holdings Limited (the “Company”) to attract and retain qualified individuals by allowing them to acquire a proprietary interest in the growth and performance of the Company as the Company becomes a listed company in the United States.  The Plan permits the grant of Options, Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award (collectively, “Awards”) to any Participant (as defined below) in accordance with the terms and conditions of the Plan.

Section 2.  Definitions.

As used in this Plan, the following terms shall have the meanings set forth below:

(a)                       “Administrator” shall have the meaning ascribed hereto under Section 4.a.

(b)                       “Applicable Laws” shall mean the legal and regulatory requirements relating to the administration of equity-based awards, including without limitation under U.S. federal and state securities laws, the Code, the laws and regulations of the Cayman Islands and the People’s Republic of China, any stock exchange or quotation system on which the equity securities of the Company is listed or quoted, and the applicable laws of any other non-U.S. jurisdiction where Awards are, or will be, granted under the Plan.

(c)                        “Award” shall mean, individually or collectively, any Option, Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award granted under the Plan.

(d)                       “Award Agreement” shall mean any written agreement, contract or other instrument or document between the Company and Participant setting forth the terms and provisions applicable to an Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)                        “Board” shall mean the board of directors of the Company.

(f)                         “Cause” shall mean, with respect to a Participant, the meaning defined in any employment agreement or other agreement between the Participant and the Company, or a Group Company, as applicable, then in effect or, if no such agreement is then in effect, “Cause” shall mean (i) the Participant’s continued failure substantially to perform his or her duties to the Company or the Group Company (other than as a result of total or partial incapacity due to physical or mental illness), (ii) dishonesty in the performance of the Participant’s duties to the Company or the Group Company, (iii) the Participant’s indictment for a crime under the laws of the jurisdiction in which the Participant is employed (or, if there is no such concept as “indictment” in the applicable jurisdiction, such analogous procedural event following the Participant’s arrest and prior to any conviction) or (iv) any other act or omission on the part of the Participant which is materially injurious to the financial condition or business reputation of the Company or any of the Group Companies.

(g)                        “Chairman” shall mean the chairman of the Board of the Company.

(h)                       “Change of Control” shall mean the first to occur of:

(i)             an individual, corporation, partnership, group, associate or other entity or “person”, as such term is defined in Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or any employee benefit plan(s) sponsored by the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors;

(ii)          individuals who constitute the Board of Directors of the Company on the effective date of the Company’s registration statement filed with the U.S. Securities and Exchange Commission (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof; provided that any Approved Director, as hereinafter defined, shall be, for purposes of this subsection (ii), considered as though such person were a member of the Incumbent Board.  An “Approved Director,” for purposes of this subsection (ii), shall mean any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee of the Company for director), but shall not include any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board;

(iii)       the consummation of a plan or agreement providing (A) for a merger or consolidation of the Company other than with a wholly-owned subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) for a sale, exchange or other disposition of all or substantially all of the assets of the Company and the Group Companies, taken as a whole;

(iv)      in addition to the events described in subsections (i), (ii) and (iii), it shall be a “Change of Control” for purposes hereof for any Participant principally employed in the business of a Designated Business Unit, as hereinafter defined, if an event described in subsections (i), (ii) or  (iii) shall occur, except that for purposes of this subsection (iv), references in such subsections to the “Company” shall be deemed to refer to the Designated Business Unit in the business of which the Participant is principally employed.  A Change of Control described in this subsection (iv) shall apply only to a Participant employed principally by the affected Designated Business Unit.  For purposes of this subsection (iv), “Designated Business Unit” shall mean specified subsidiaries and any other business unit identified as a Designated Business Unit by the Administrator from time to time; or

(v)         Any other change in the effective control of the Company. For purposes of this subsection (v), if any person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company or the Group Companies.

(i)                           “Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

(j)                          “Compensation Committee” shall the compensation committee of the Board, as it may be designated by the Board to administer the Plan, which committee will be constituted to satisfy Applicable Laws.

(k)                       “Consultant” shall mean any individual, including an advisor, who is engaged by the Company or a Group Company to render services and is compensated for such services.

(l)                           “Disaffiliation” means a Group Company’s ceasing to be a Group Company for any reason (including as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Group Company) or a sale of a division or business unit of the Company or a Group Company.

(m)                   “Director” means a director of the Company, whether or not compensated for such services.

(n)                       “Eligible Individual” means any Key Employee, Director or Consultant, and any prospective Key Employee, Director or Consultant who has accepted an offer of employment, directorship or consultancy from the Company or any Group Company, or any other individual as designated and approved by the Administrator.

(o)                       “Group Companies” means any Subsidiary of the Company (with each of such Group Companies being referred to as a “Group Company”)

(p)                       “Hotel” means a hotel outlet which is a branch or subsidiary of any of the Group Companies.

(q)                       “Key Employee” means, with respect to the Company or the Group Companies, the chairperson, the chief executive officer, the chief operating officer, the chief financial officer, the chief technology officer, the president, general manager, any manager with a title of “vice president” or above, the head of any business division, or the any department manager or above of each such entity as well as the general manager of each Hotel, or any other individual as designated and approved by the Administrator.

(r)                          “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator.

(s)                         “Option” shall mean an option granted under Section 6 hereof.

(t)                          “Other Stock-Based Award” shall mean any right granted under Section 9 hereof.

(u)                       “Period of Restriction” means the period of time during which Shares of Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture and/or other restrictions, or, as applicable, the period of time within which performance is measured for purposes of determining whether such an Award has been earned, and, in the case of Restricted Stock, the transfer of Shares of Restricted Stock is limited in some way, in each case in accordance with Section 7.

(v)                       “Participant” shall mean an Eligible Individual granted an Award under the Plan.

(w)                     “Qualified Exchange” shall mean the New York Stock Exchange, the NASDAQ Global Market, or any other stock exchange as designated and approved by the Administrator.

(x)                       “Restricted Stock” shall mean any Share granted under Section 7 hereof.

(y)                       “Restricted Stock Unit” shall mean a contractual right granted under Section 7 hereof that is denominated in Shares, each of which represents a right to receive the value of a Share upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

(z)                        “Shares” shall mean ordinary shares of the Company, $0.0001 par value per share.

(aa)                “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by, or held by the employees of, a company or other entity or business acquired (directly or indirectly) by the Company or with which the Company combines.

(bb)                “Subsidiary” means, with respect to any specified person, any person of which the specified person, directly or indirectly, owns more than 50% of the issued and outstanding authorized capital, share capital, voting interests or registered capital.

(cc)                  “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company or any Group Company under any circumstances.  Unless otherwise determined by the Administrator (and subject to the limitations applicable to ISOs under the Code), a Termination of Service shall not be considered to have occurred in the case of (i) any leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to an applicable Company or Group Company policy adopted from time to time; or (ii) transfers between locations of the Company or between or among the Company and/or a Group Company or Group Companies.  Changes in status between services as an Eligible Individual and an employee will not constitute a Termination of Service if the individual continues to perform managerial services for the Company or a Group Company (subject to the limitations applicable to ISOs under the Code).  A Participant employed by or provides services to a Group Company or a division of the Company or of a Group Company shall be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Group Company or division ceases to be a Group Company or such a division, as the case may be, and the Participant does not immediately thereafter become an employee of or provides services to the Company or another Group Company. The Administrator shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence.

Section 3.  Eligibility.

(a)                         Eligible Individuals are eligible to participate in the Plan. An Eligible Individual who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards as determined by the Administrator.

(b)                         An individual who has agreed to accept employment by, or to provide services to the Company or a Group Company as an Eligible Individual shall be deemed to be eligible for Awards hereunder as of the date of such agreement.

Section 4.  Administration.

(a)                       The Plan shall be solely administered by the Board or its Compensation Committee (the “Administrator”) in accordance with the terms and conditions of the Plan.  The Administrator may issue rules and regulations for administration of the Plan in accordance with the terms and conditions of the Plan.

(b)                       Subject to the terms of the Plan and Applicable Laws, the Administrator shall have full power and authority to: (i) determine eligibility and designate Participants and Eligible Individuals; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Administrator; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.  For the avoidance of doubt, any amendment, modification or change of the terms of the Plan shall be subject to the review and approval by the Board, subject to Applicable Laws.

(c)                        All decisions of the Administrator shall be final, conclusive and binding upon all persons, including the Company, the members of the Company and the Participants.

Section 5.  Shares Available for Awards.

(a)                       The maximum aggregate number of Shares available for issuance under the Plan will be 51,029,546 Shares.

(b)                       If an Award expires or becomes unexercisable without having been exercised in full, is surrendered or forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares, which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).  Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, the cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(c)                        In the event that any Option or other Award granted hereunder (other than a Substitute Award) is exercised through the delivery of Shares, or in the event that withholding tax liabilities arising from such Option or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

(d)                       Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares. The Company, at all times during the term of this Plan, will reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

(e)                        In the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as he may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a) hereof, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(f)                         Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.

Section 6.  Options.

The Administrator is hereby authorized to grant Options to any Participant with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the 2015 Plan, as the Administrator shall determine:

(a)         The purchase price per Share under an Option shall be fixed by the Administrator and shall be set forth in the Award Agreement; provided, however, that, no Option shall be granted to an individual subject to taxation in the United States at less than the Fair Market Value on the date of grant.

(b)         The vesting schedule and the term of each Option shall be fixed by the Administrator and shall be set forth in the Award Agreement.

(c)          The Administrator shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(d)         The Administrator may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, upon a Participant’s Termination of Service. The Administrator may waive or modify these provisions at any time.  Notwithstanding the foregoing provisions of this Section 6(d) to the contrary, the Administrator may determine in its discretion that an Option may be exercised following any such Termination of Service, whether or not exercisable at the time of such Termination of Service, or shall be otherwise forfeited.  Subject to the last sentence of this Section 6(d), a Participant’s Option shall be forfeited upon his or her Termination of Service, except as set forth below:

(i)             Death, Disability or Retirement.  Upon a Participant’s Termination of Service by reason of death, disability or retirement, any Option held by such Participant may be exercised for one year after the date of such event or until the expiration date of such Option specified in the applicable Award Agreement, whichever period is shorter, to the extent this Option was exercisable at the time of such termination.

(ii)          Cause. Upon a Participant’s Termination of Service for Cause, any Option held by such Participant shall be forfeited, effective as of such termination.

(iii)       Other Termination.  Unless otherwise determined by the Administrator, upon a Participant’s Termination of Service for any reason, other than death, disability or retirement, and such termination is for a reason other than for Cause, any Option held by such Participant shall be exercisable for 90 days after such termination or until the expiration date of such Option specified in the applicable Award Agreement, whichever period is shorter, but only to the extent to which such Option was exercisable at the time of such termination.

Section 7.  Restricted Stock and Restricted Stock Units.

(a)                       The Administrator is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to any Participant.

(b)                       Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify any Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. Except as provided in the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Period of Restriction. Except as provided in the Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any applicable Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(c)                        The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or services), Applicable Laws, or any other basis determined by the Administrator in its sole discretion.

(d)                       Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Administrator may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock, Period of Restriction, or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Administrator may deem appropriate.

(e)                        Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Administrator may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(f)                         During the Period of Restriction, any Restricted Stock Units and/or Shares of Restricted Stock held by a Participant shall be forfeited and revert to the Company (or, if Shares of Restricted Sock were sold to the Participant, the Participant shall be required to resell such Shares to the Company at cost) upon the Participant’s Termination of Service or the failure to meet or satisfy any applicable performance goals or other terms, conditions and restrictions to the extent set forth in the applicable Award Agreement.  Each applicable Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Restricted Stock Units and/or Shares of Restricted Stock, then subject to the Period of Restriction, following such Participant’s Termination of Service.  Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, such Termination of Service.

Section 8.  Other Stock-Based Awards.

The Administrator is hereby authorized to grant to any Participant such other Awards (including, without limitation, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Administrator to be consistent with the purposes of the Plan.  Subject to the terms of the Plan and Applicable Laws, the Administrator shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 8 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Administrator shall determine.

Section 9.  General Provisions Applicable to Awards.

(a)                       All Awards shall be evidenced by an Award Agreement between the Company and the Participant.

(b)                       The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator or the Chairman.

(c)                        Awards may, in the discretion of the Administrator or the Chairman, be granted for no cash consideration or for such minimal cash consideration as may be required by Applicable Laws.

(d)                       Awards may, in the discretion of the Administrator or the Chairman, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company.  Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(e)                        Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Administrator or the Chairman shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Administrator or the Chairman.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(f)                         Unless the Administrator or the Chairman shall otherwise determine, no Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Administrator or the Chairman, a Participant may, in the manner established by the Administrator or the Chairman, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant.  Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under Applicable Laws, by the Participant’s guardian or legal representative.  No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.  The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(g)                        All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Administrator or the Chairman may deem advisable under the Plan or the rules, regulations, and other requirements of the United States Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any Applicable Laws, and the Administrator or the Chairman may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(h)                       The Administrator or the Chairman shall have the full and sole discretion to impose certain transfer or conversion restrictions and lock-ups with respect to any Shares underlying any Awards pursuant to arrangements to be entered into by the Company with any depositary bank and/or underwriters in connection with the Company’s initial public offering.

(i)                           The Administrator or the Chairman may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.

(j)                          The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any Applicable Laws or any other governmental or regulatory body, which authority, registration, qualification, or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.  As a condition to the exercise of an Award, the Company may require the Participant exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(k)                       Unless specifically provided to the contrary in any Award Agreement or determined otherwise by the Administrator or the Chairman, upon a Change of Control, all Awards shall become fully vested and exercisable, and any restrictions applicable to any Award shall automatically lapse.

Section 10.  Amendment and Termination.

(a)                       Except to the extent prohibited by Applicable Laws and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time.

(b)                       The Administrator may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award.

(c)                        The Administrator shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(e) hereof affecting the Company, or the financial statements of the Company, or of changes in Applicable Laws or accounting principles); whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)                       Notwithstanding any provision of the Plan or any Award Agreement to the contrary notwithstanding, the Administrator may, in its sole discretion, cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

(e)                        The Administrator may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent he shall deem desirable to carry the Plan into effect.

Section 11.  Miscellaneous.

(a)                       No employee, independent contractor, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, independent contractors, Participants, or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to each Participant.

(b)                       No Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Administrator for the satisfaction of any tax withholding obligations under all Applicable Laws.  The Company is authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Administrator to satisfy all obligations for the payment of such taxes. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, check, or other cash equivalents; (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion; (iii) delivering to the Company already owned Shares having a Fair Market Value equal to the statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld; or (v) any combination of the foregoing methods of payment. The withholding amount will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)                        Except as otherwise expressly authorized by the Administrator, a Participant shall not be entitled to any privilege of share ownership as to any Shares not actually delivered to and held of record by the Participant.

(d)                       Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements.

(e)                        The grant of an Award shall not be construed as giving a Participant the right to be retained in the employment or service of the Company or any Group Company.  Further, the Company or the applicable Group Company may at any time dismiss a Participant from employment or terminate the services of an independent contractor, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties.

(f)                         If any provision of the Plan, the Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any Applicable Laws, such provision shall be construed or deemed amended to conform to Applicable Laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan, the Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan, the Award Agreement and any such Award shall remain in full force and effect.

(g)                        Awards payable under the Plan shall be payable in Shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards.  No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Shares, except as expressly otherwise provided) of the Company or one of its Subsidiaries by reason of any award hereunder.

(h)                       Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(i)                           No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(j)                          In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Administrator may, in its sole discretion, provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or is employed.  Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

(k)                       The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the Cayman Islands.

Section 12.  Effective Date of the Plan.

The Plan shall be effective as of the date of its approval by the Board.

Section 13.  Term of the Plan.

Unless otherwise determined by the Administrator, the term of the Plan shall be indefinite.